UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CB Richard Ellis Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

865 South Figueroa Street, Suite 3400

Los Angeles, California 90017

(213) 613-3226

May 27, 2005

Dear Stockholder:

This letter is to correct certain information contained on page 8 of the Proxy Statement for the Company’s June 2, 2005 Annual Meeting of Stockholders under the heading “Board Meetings”. The Proxy Statement incorrectly stated that Jeffrey Cozad attended 50% of the Compensation Committee meetings while he was a member of such Committee. In fact, Mr. Cozad attended all meetings of the Compensation Committee that took place while he was a member in 2004. As such, his attendance record was not required to be disclosed in the Proxy Statement. The Proxy Statement should have instead reflected that Board Chairperson Richard C. Blum missed the one meeting of the Compensation Committee held while he was a member in 2004. Mr. Blum rotated off the Compensation Committee shortly after that meeting and was replaced by Mr. Cozad.

Sincerely,

Laurence M. Midler

Executive Vice President, General Counsel and Secretary